Exhibit 10.29
LIFE OF THE SOUTH CORPORATION
KEY EMPLOYEE STOCK OPTION PLAN (1995)

Introduction
     The purpose of the Plan is to promote the long-term success of the Life of the South Corporation (the “Company”) and its subsidiaries by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company and its subsidiaries, to encourage key employees to acquire a proprietary interest in the Company and to continue their employment with the Company or its subsidiaries, and to render superior performance during such employment.
     This Plan replaces the Life of the South Corporation Key Employee Stock Option Plan (the “Prior Plan”) which was established on July 31, 1985, and under which no options may be granted after July 30, 1995. This Plan shall become effective on January 26, 1995. The options granted under the Prior Plan shall remain subject to, and shall be exercisable in accordance with, the terms and conditions of the Prior Plan and the applicable Option Agreements. Any options granted under this Plan shall be subject solely to the provisions of this Plan.

ARTICLE I

DEFINITIONS; MAXIMUM SHARES
LIMITATION; ADMINISTRATION; ELIGIBILITY
I.1 Definitions
Unless the context clearly indicates otherwise, for purposes of this Plan the following terms have the respective meanings set forth below:
(a)	“Board of Directors” means the Board of Directors of the Life of the South Corporation.

(b)	“Change in Control” means:
(1)	the acquisition, directly or indirectly, by any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than a “person” owning on the date this Plan becomes effective securities of the Company representing an aggregate of 35% or more of the combined voting power of the Company’s then outstanding securities), of securities of the Company representing an aggregate of 50% or more of the combined voting power of the Company’s then outstanding securities; or

(2)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

(3)	consummation of (a) a merger, consolidation or other business combination of the Company with any other “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least fifty percent (50%) of the common stock of the Company or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (b) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(4)	the aggregate percentage of Common Stock of the Company owned by N.G. Houston and his immediate family is at any time reduced to less than fifty-one percent (51%) of the aggregate percentage of Common Stock of the Company now owned by such persons; or

(5)	the occurrence of any other event or circumstance which is not covered by (1), (2), (3) or (4) above which the Board of Directors determines affects control of the Company and for which a resolution that such event or circumstance constitutes a Change in Control is adopted.
The Board of Directors may expand or restrict the events which constitute a “Change in Control” for purposes of all or a portion of the Options covered by a particular Option Agreement.
1.(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Common Stock” means the common stock of Life of the South Corporation, par value 33 cents per share, or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section 3.1 hereof.
(e)	“Company” means the Life of the South Corporation, a Georgia corporation, and any successor thereto.

(f)	“Employer” means the Company, and any corporation of which a majority of the voting capital stock is owned directly or indirectly by the Company or any of its subsidiaries which is an Employer hereunder, and any other corporation designated by the Board of Directors as being an Employer hereunder (but only during the period of such ownership or designation).

(g)	“Fair Market Value” of a share of Common Stock on any particular date means (1) if the Common Stock is not then traded on a national stock exchange, the mean between the closing composite inter-dealer “bid” and “ask” prices for Common Stock, as quoted by NASDAQ (i) on such date, or (ii) if no “bid” and “ask” prices are quoted on such date, then on the next preceding date on which such prices were quoted; or (2) if the Common Stock is then traded on a national stock exchange, the closing price on such date of a share of the Common Stock as traded on the largest stock exchange on which it is then traded; or (3) if the Common Stock is not then traded under either (1) or (2) above, the fair market value as determined in good faith by the Board of Directors giving consideration to all relevant factors.

(h)	“Grant Date,” as used with respect to a particular Option, means the date as of which such Option is granted by the Board of Directors pursuant to the Plan.

(i)	“Grantee” means the key employee to whom an Option is granted by the Board of Directors pursuant to the Plan.

(j)	“Incentive Stock Option” means an Option that qualifies as an incentive stock option as described in Section 422 of the Code.

(k)	“Option” means an Option granted by the Board of Directors pursuant to Article II to purchase shares of Common Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Supplemental Stock Option, as provided in Section 2.1 hereof.
(l)	“Option Agreement” means the agreement between the Company and a Grantee under which the Grantee is granted an Option pursuant to the Plan.

(m)	“Option Period” means, with respect to any Option granted hereunder, the period beginning on the Grant Date and ending at such time not later than the tenth annual anniversary of the Grant Date, as the Board of Directors, in its sole discretion, shall determine and during which the Option may be exercised.

(n)	“Plan” means the Life of the South Corporation Key Employee Stock Option Plan (1995), as set forth herein and as amended from time to time.

(o)	“Retirement,” as applied to a Grantee, means the Grantee’s termination of active employment with the Company at a time when he has attained age 55 and completed at least 10 years of service with the Company.

(p)	“Supplemental Stock Option” means any Option granted under this Plan, other than an Incentive Stock Option.

(q)	“Total and Permanent Disability,” as applied to a Grantee, means that the Grantee (1) has established to the satisfaction of the Board of Directors that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and (2) has satisfied any requirement imposed by the Board of Directors in regard to evidence of such Total and Permanent Disability.

I.2 Maximum Shares Limitation
(a)	The maximum number of shares of Common Stock with respect to which Options may be granted under this Plan shall be 210,000 shares of Common Stock, subject to possible adjustments in accordance with Section 3.1.

(b)	Any shares of Common Stock to be delivered by the Company upon the exercise of Options shall, at the discretion of the Board of Directors, be issued from the Company’s authorized but unissued shares of Common Stock or be transferred from any available treasury stock.

(c)	In the event that any Option expires or otherwise terminates prior to being fully exercised, the Board of Directors may grant new Options hereunder to any eligible Grantee for the shares with respect to which the expired or terminated Option was not exercised.
I.3 Administration of the Plan
(a)	The Plan shall be administered by the Board of Directors which shall have the discretionary authority:
(1)	To determine those key employees of an Employer to whom, and the times at which, Options shall be granted and the number of shares of Common Stock to be subject to such Option, taking into consideration the nature of the services rendered (or to be rendered) by the particular employee, the employee’s potential contribution to the long-term success of the Employer, and such other factors as the Board of Directors in its discretion shall deem relevant;

(2)	To interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

(3)	To prescribe the terms and conditions of the Option Agreements for the grant of Options (which need not be identical and which may provide for a right of first refusal in favor of the Company) in accordance and consistent with the requirements of the Plan; and

(4)	To make all other determinations necessary or advisable to administer the Plan in a proper and effective manner.
(b)	All decisions and determinations of the Board of Directors in the administration of the Plan and on questions or other matters concerning the Plan or any Option shall be final, conclusive and binding on all persons, including, without limitation, the Company, the shareholders and directors of the Company and any persons having any interest in any Options which may be granted under the Plan. The Board of Directors shall be entitled to rely in reaching its decisions on the advice of counsel (who may be counsel to the Company).
I.4 Eligibility for Awards
The Board of Directors shall in accordance with Articles II and III designate from time to time the key employees of the Employer who are to be granted Options. In no event may a member of the Board of Directors who is not an employee of an Employer be granted an Option under this Plan.
I.5 Effective Date and Duration of Plan
The Plan shall become effective on January 26, 1995; provided, that any grant of Options under the Plan prior to approval of the Plan by the shareholders of the Company is subject to such shareholder approval within twelve months of adoption of the Plan by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan (but not any then outstanding Options which have not yet expired or otherwise terminated) shall terminate on the tenth (10th) annual anniversary of its adoption by the Board of Directors.

ARTICLE II
STOCK OPTIONS
II.1 Grant of Options
The Board of Directors may from time to time, subject to the provisions of the Plan, grant Options to key employees of the Employer under appropriate Option Agreements to purchase shares of Common Stock up to the maximum number of shares of Common Stock set forth in Section 1.2(a). The Board of Directors may designate any Option (or portion thereof) which satisfies the requirements of Section 2.3 hereof as an Incentive Stock Option. Any portion of an Option that is not designated as an Incentive Stock Option (or that otherwise fails to be treated as an Incentive Stock Option) shall be a Supplemental Stock Option. A Supplemental Stock Option must satisfy the requirements of Section 2.2 hereof, but shall not be subject to the requirements of Section 2.3.
II.2 Option Requirements
(a)	An Option shall be evidenced by an Option Agreement specifying the number of shares of Common Stock that may be purchased by its exercise and containing such other terms and conditions consistent with the Plan as the Board of Directors shall determine to be applicable to that particular Option.

(b)	No Option shall be granted under the Plan on or after the tenth (10th) annual anniversary of the date upon which the Plan became effective.

(c)	No Option shall be exercisable during the first twelve (12) months commencing on the Grant Date, except (A) in the event of a Change in Control, or (B) in the event the Board of Directors in its sole discretion, otherwise determines and specifies in the applicable Option Agreement that the Option is exercisable during the first twelve (12) months following its Grant Date.

(d)	Except as may be otherwise specified in the applicable Option Agreement, during the second year following the Grant Date, an Option may be exercised as to not more than 10% of the total number of shares of Common Stock initially covered thereby; during the third year it may be exercised as to not more than 25% of the total number of shares of Common Stock initially covered thereby; during the fourth year it may be exercised as to not more than 40% of the total number of shares of Common Stock initially covered thereby; during the fifth year it may be exercised as to not more than 55% of the total number of shares of Common Stock initially covered thereby; during the sixth year it may be exercised as to not more than 70% of the total number of shares of Common Stock initially covered thereby; during the seventh year it may be exercised as to not more than 85% of the total number of shares of Common Stock initially covered thereby; and thereafter it may be exercised at any time, or from time to time, during the remainder of the Option Period for all or any part of the total number of shares of Common Stock then covered thereby. Provided, however, if the Grantee ceases to be an employee of the Company due to Total and Permanent Disability or death, the Option shall then become fully exercisable for all or any part of the total number of shares of Common Stock then subject thereto. In addition, if there is a Change in Control, the Option shall then become fully exercisable for all of the shares of Common Stock then subject thereto.

(e)	An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter. The Board of Directors may provide in the Option Agreement for the expiration or termination of the Option prior to the expiration of the Option Period, upon the occurrence of any event specified by the Board of Directors.

(f)	The option price per share of Common Stock for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date. A Supplemental Stock Option may, in the discretion of the Board of Directors, be granted at a price less than the Fair Market Value of a share of Common Stock on the Grant Date.

(g)	Except as may otherwise be provided in the Option Agreement, an Option shall not be transferable other than by will or the laws of descent and distribution. During the lifetime of the Grantee, an Option shall be exercisable only by the Grantee, or if the Grantee is disabled, by his duly appointed guardian or legal representative. Upon his death, but only to the extent that such Option is otherwise exercisable hereunder, an Option may be exercised by the Grantee’s legal representative or by a person who receives the right to exercise such Option under the Grantee’s will or by the applicable laws of descent and distribution.

(h)	Notwithstanding the Option Period applicable to an Option granted hereunder and except as otherwise provided in the Option Agreement, such Option, to the extent that it has not previously been exercised, shall terminate upon the earliest to occur of: (1) the expiration of the applicable Option Period as set forth in the Option Agreement granting such Option, (2) the expiration of three months after the Grantee’s Retirement, (3) the expiration of one year after the Grantee ceases to be an employee of the Employer due to Total and Permanent Disability, (4) the expiration of two years after the Grantee ceases to be an employee of the Employer due to the death of the Grantee or such later time as may be approved by the Board of Directors, or (5) the date that a Grantee terminates employment with the Employer (whether by action of the Company or voluntarily by the Grantee) for any reason other than Retirement, Total and Permanent Disability, or death; provided that in the event of a Change in Control, the Option shall be exercisable for a period of three months after the Grantee’s termination of employment.

(i)	A person electing to exercise an Option shall give written notice of such election to the Company, in such form as the Board of Directors may require, accompanied by payment in the manner determined by the Board of Directors, of the full purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Board of Directors may approve, including shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option.
II.3 Incentive Stock Option Requirements
(a)	An Option designated by the Board of Directors as an Incentive Stock Option is intended to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code, and shall satisfy, in addition to the conditions of Section 2.2 above, the conditions set forth in this Section 2.3.

(b)	An Incentive Stock Option shall not be granted to an individual who, on the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the Board of Directors provides in the Option Agreement with any such individual that the option price per share of Common Stock will not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date and that the Option Period will not extend beyond five years from the Grant Date.

(c)	The aggregate Fair Market Value (determined on the Grant Date) of the shares of Common Stock with respect to which such Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all such plans maintained by the Company) shall not exceed $100,000.

ARTICLE III
GENERAL PROVISIONS
II.4 Adjustment Provisions
(a)	In the event of:
(1)	any dividend payable in shares of Common Stock,

(2)	any recapitalization, reclassification, split-up or consolidation of, or other change in, the Common Stock, or

(3)	an exchange of the outstanding shares of Common Stock, in connection with a merger, consolidation or other reorganization of or involving the Company or a sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation, then the Board of Directors shall, in such manner as it shall determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options and/or the purchase price per share which must be paid thereafter upon exercise of any Option. Any such adjustments made by the Board of Directors shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the shareholders and directors of the Company and any persons having any interest in any Options which may be granted under the Plan.
(b)	Except as provided in paragraph (a) immediately above, issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the Options.
II.5 Additional Conditions
Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Board of Directors or the Company may impose.
II.6 No Rights as Shareholder or to Employment
No Grantee or any other person authorized to purchase Common Stock upon exercise of an Option shall have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to any Option until such shares have been issued and delivered to the Grantee or any such person pursuant to the exercise of such Option. Furthermore, the Plan shall not confer upon any Grantee any rights of employment with the Employer, including, without limitation, any right to continue in the employ of the Employer, or affect the right of the Employer to terminate the employment of a Grantee at any time, with or without cause.

II.7 Legal Restrictions
If in the opinion of legal counsel for the Company the issuance or sale of any shares of Common Stock pursuant to the exercise of an Option would not be lawful for any reason, including without limitation the inability of the Company to obtain from any governmental authority or regulatory body having jurisdiction the authority deemed necessary by such counsel for such issuance or sale, the Company shall not be obligated to issue or sell any Common Stock pursuant to the exercise of an Option to a Grantee or any other authorized person unless a registration statement that complies with the provisions of the Securities Act of 1933, as amended (the “Act”), in respect of such shares is in effect at the time thereof, or other appropriate action has been taken under and pursuant to the terms and provisions of the Act, or the Company receives evidence satisfactory to such counsel that the issuance and sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the Act or any applicable state securities law. The Company agrees to use reasonable efforts to make, in the opinion of such counsel, the issuance or sale of shares of Common Stock pursuant to the exercise of an Option granted hereunder lawful, but the Company shall be under no obligation to prepare and file a registration statement with respect to such shares.
II.8 Rights Unaffected
The existence of the Options shall not affect: the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof; the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

II.9 Withholding Taxes
As a condition of exercise of an Option, the Company or the Employer may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Company or the Employer for any taxes which the Company or the Employer determines are required to be withheld in connection with the grant or any exercise of an Option.
II.10 Choice of Law
The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Georgia.
Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the Laws of the State of Georgia, without regard to the place where the act or omission complained of took place, the residence of any party to such action, or the place where the action may be brought or maintained.
II.11 Amendment, Suspension and Termination of Plan
The Plan may, from time to time, be terminated, suspended or amended by the Board of Directors in such respects as it shall deem advisable in order (i) that the Incentive Stock Options granted hereunder shall be “incentive stock options” as such term is defined in Section 422 of the Code, or (ii) to conform to any change in any law or regulation governing the Plan, or the Options granted hereunder, including, without limitation, amendments to comply with the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934; provided, however, that no such amendment shall, without the approval of the shareholders of the Company (which may occur after the amendment is adopted), change the following:

(a)	The maximum aggregate number of shares for which Options may be granted under the Plan, except as required under any adjustment pursuant to Section 3.1 hereof;

(b)	The Option exercise price, with the exception of any change in such price required as a result of any adjustment pursuant to Section 3.1 hereof, and with the further exception of changes in determining Fair Market Value of shares of Common Stock to conform with any then applicable provision of the Code or regulations promulgated thereunder;

(c)	The maximum Option Period during which Options may be exercised;

(d)	The termination date of the Plan in any manner which would extend such date; or

(e)	Materially modify the requirements as to eligibility for participation in the Plan.
AS APPROVED BY THE BOARD OF DIRECTORS OF LIFE OF THE SOUTH CORPORATION on the 26th day of January, 1995.

LIFE OF THE SOUTH CORPORATION
By:

Title:

AS APPROVED BY THE SHAREHOLDERS OF LIFE OF THE SOUTH CORPORATION on the 27th day of April, 1995.